EHHIBIT 99.1
PRESS RELEASE

News Release:
FOR IMMEDIATE RELEASE
TIGroup Completes Repayment
of Promissory Notes
Company further strengthens balance sheet as it continues aggressive growth plans
BEVERLY HILLS, Calif. – May 8, 2008 — Tri-Isthmus Group, Inc. (TIGroup) (Pink Sheets: TISG), a provider of financial solutions to the healthcare industry, today announced that it has repaid $1.65 million in promissory notes.
In October 2007, TIGroup privately placed four promissory notes with private investors for total proceeds of $1.65 million. The notes provided bridge capital to TIGroup, increasing the company’s working capital and enabling several significant acquisitions of rural healthcare providers. Each note had an initial term of six months and became due on April 29, 2008. TIGroup repaid the notes in full and on schedule, at which time each of the former note holders chose to reinvest all loaned amounts into shares of Series 5A and 6A convertible preferred stock of TIGroup.
TIGroup Chairman and CEO David Hirschhorn said, “We’re pleased that our original bridge financing partners chose to reinvest their capital in TIGroup. We view their continued backing as further support for our aggressive growth strategy. It was important to us to pay off these notes on time, without any deadline extensions, to convey our appreciation for those who backed TIGroup at a much earlier stage.
“This repayment underscores the strength of our current balance sheet. By effectively converting these bridge notes into equity, we have increased TIGroup’s book value by $1.65 million while reducing our current debt by the same amount. Including the recently acquired Southern Plains Medical Center, the book value of TIGroup‘s total assets is now approximately $30 million. The company currently has total consolidated debt of approximately $9.5 million and estimated cash on hand of $7 million. As a result, we feel extremely well-positioned to continue capitalizing on the numerous opportunities we see in the rural healthcare market.”
Complete terms of the note holders’ reinvestment can be found in the company’s report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2008.
About Tri-Isthmus Group, Inc.
Tri-Isthmus Group, Inc. (TIGroup) is a financial solutions provider focused on healthcare services operations designed to deliver quality healthcare outside of traditional urban hospital settings. The company is building a portfolio of interests in ambulatory surgical centers, rural hospitals, surgical hospitals and other centers operating in partnership with physicians. For more information, visit http://www.tig3.com.
A profile for investors can be accessed at http://www.hawkassociates.com/profile/tisg.cfm. For investor relations information, contact Cale Smith or Julie Marshall, Hawk Associates, at 305-451-1888, e-mail:
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Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.